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                                                               Exhibit (j)(ii)

                     Consent of PricewaterhouseCoopers LLP

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 54 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 21, 2000, relating to the financial statements and financial highlights appearing in the June 30, 2000 Annual Reports to Shareholders of the Opportunity Fund and the Small Cap Value Fund (each a Fund of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.




November 13, 2000                  /s/ PricewaterhouseCoopers LLP